EXHIBIT 5.1


                      LEGAL OPINION


               Western Gas Resources, Inc.
               1099 18th Street, Suite 1200
                     Denver, CO 80202


                                                              May 26, 2004


Western Gas Resources, Inc.
12200 North Pecos Street
Denver, Colorado 80234

Ladies and Gentlemen:

         I am the general counsel for Western Gas Resources, Inc., a Delaware corporation (the "Corporation"), and am delivering this opinion in connection with the preparation of the Registration Statement on Form S-3 of the Corporation (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"), covering an aggregate of 934,000 shares of the Corporation's common stock, par value $.10 per share, (as adjusted to reflect the Stock Split referred to below) together with the Series A Junior Participating Preferred Stock purchase rights associated therewith (such common stock, together with such associated rights, being hereinafter referred to as the "Common Stock"), which the Corporation is offering to rescind. The prices and the number of shares of common stock in this opinion have been restated to reflect the Corporation's announced two-for-one stock split in the form of a stock dividend (the "Stock Split"), to be distributed on June 18, 2004.

         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, I have examined the originals or copies certified or otherwise authenticated to my satisfaction of such corporate records of the Corporation, of certificates of public officials and of officers of the Corporation, and of other agreements, instruments or documents as I have deemed necessary as a basis for the opinions contained herein. I have also reviewed the Registration Statement.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Corporation, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to this opinion that I did not independently establish or verify, I have relied upon certificates, statements and representations of officers, trustees and other representatives of the Corporation and others.

         I am a member of the Bar of the State of Colorado and do not express any opinion as to the laws of any jurisdiction, other than the corporate laws of the State of Delaware.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I advise you that, in my opinion:

         The Common Stock was, at the time of issuance by the Corporation, duly and validly issued, fully paid and non-assessable. In rendering my opinion herein, I do not express any opinion as to the compliance or noncompliance of the issuance of the Common Stock with federal or state securities laws.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to me under the heading "Interests of Named Experts and Counsel" in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. As of May 26, 2004, I owned 13,472 shares of common stock and options to purchase 82,863 shares of common stock, each as adjusted to reflect the Stock Split.

                                           Respectfully submitted,

                                           /s/ John C. Walter
                                           ------------------------
                                           John C. Walter, Esquire
                                           General Counsel